Exhibit 10.3
SECURITY AGREEMENT
     Security Agreement (this “Agreement”), dated as of March 13, 2009, between Insulet Corporation (“Obligor”) in favor of Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Limited (together, the “Secured Party”).
W I T N E S S E T H:
     WHEREAS, Obligor has entered into a Facility Agreement, dated as of the date hereof (the “Facility Agreement”), with the Secured Party;
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Obligor and the Secured Party agree as follows:
1. Grant of Security Interest.
     (a) To secure payment and performance of the Obligations (as defined below), Obligor hereby grants to Secured Party a security interest in all property and interests in property of Obligor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, collectively, the “Collateral”), including, without limitation, the following:
(i)	all Accounts;

(ii)	all Receivables;

(iii)	all Equipment;

(iv)	all General Intangibles;

(v)	all Inventory;

(vi)	all Investment Property ; and

(vii)	all proceeds and products of (i), (ii), (iii), (iv) (v) and (vi).
     Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 1 attach to any of the following property or assets: (1) any of the outstanding capital stock of a foreign Subsidiary of the Obligor, except, with respect to first-tier foreign Subsidiaries only, up to 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote; (2) assets sold by Obligor in compliance with the Facility Agreement; (3) assets subject to a Permitted Lien (as defined in the Facility Agreement), in each case, only to the extent and for so long as the documents related to such Lien prohibit the attachment of a security interest under this Agreement; and (4) any vehicles.

     (b) Perfection of Security Interests.
          (i) Obligor authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Secured Party or its designee as the secured party and Obligor as debtor, as Secured Party may require, and including any other information with respect to Obligor or otherwise required by part 5 of Article 9 of the UCC of such jurisdictions as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on or after the date hereof. In no event shall Obligor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and Obligor or any affiliate of Obligor as debtor without the prior written consent of Secured Party.
          (ii) Obligor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment and perfection of, and the ability of Secured Party to enforce, the security interest of Secured Party in the Collateral.
2. Covenants Relating to Collateral; Indebtedness; Dividends. Obligor covenants that:
     (a) it shall at all times: (i) be the sole owner of each and every item of Collateral and (ii) defend the Collateral against the claims and demands of all persons except for Permitted Liens as defined in the Facility Agreement;
     (b) it will comply with the requirements of all agreements relating to premises where any Collateral is located except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
     (c) it will give Secured Party twenty (20) days’ prior written notice of any change to its legal name;
     (d) it will give Secured Party twenty (20) days’ prior written notice of any change to its chief executive office or its mailing address; and
     (e) it will give Secured Party twenty (20) days’ prior written notice of any change to its type of organization, jurisdiction of organization or other legal structure.
3. Remedies.
     (a) Upon the occurrence and during the continuance of an Event of Default (as defined in the Facility Agreement), (i) Secured Party shall have the right to exercise any right and remedy provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; and (ii) with or without having the Collateral at the time or place of sale, Secured Party may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Secured Party may elect in compliance with the UCC.
4. Representations and Warranties. Obligor hereby represents and warrants to Secured Party that:
     (a) (i) Obligor is a corporation duly organized and validly existing under the laws of Delaware.
          (ii) the exact legal name of Obligor is as set forth on the signature page of this Agreement. Obligor has not, during the past five years, been known by or used any other composite or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its properties or assets out of the ordinary course of business.
          (iii) the chief executive office and mailing address of Obligor are located only at the address identified as such on Schedule 4(a)(iii) and its only other places of business and the only other locations of Collateral, (other than Collateral in transit or out for repair), if any, are at the addresses set forth on Schedule 4(a)(iii).
5. Expenses of Obligor’s Duties; Secured Party’s Right to Perform on Obligor’s Behalf.
     (a) Obligor’s agreements hereunder shall be performed by it at its sole cost and expense.
     (b) If Obligor shall fail to do any act which it has covenanted to do hereunder, Secured Party may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of Obligor, and Obligor hereby irrevocably authorizes Secured Party so to act.
6. No Waivers of Rights hereunder; Rights Cumulative.
     (a) No delay by Secured Party in exercising any right hereunder, or in enforcing any of the Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver of any of the Obligations shall be enforceable against Secured Party unless in writing and signed by an officer of Secured Party, and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived.
     (b) All rights granted Secured Party hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Secured Party under any other agreement with respect to the Obligations or under applicable law and nothing herein shall be construed as limiting any such other right.
7. Termination and Release.

     (a) This Agreement shall continue in full force and effect until all Obligations (other than contingent indemnification obligations) shall have been paid and satisfied in full. Upon the payment in full of all Obligations (other than contingent indemnification obligations) and the termination or expiration of the Secured Party’s obligation to make Loans under the Facility Agreement, the security interest granted hereby shall terminate automatically and all rights to the Collateral shall automatically revert to the Obligor. Upon any such termination, the Secured Party shall, at the Obligor’s expense, promptly execute and deliver to the Obligor all releases and other documents as the Obligor shall reasonably request to evidence such termination and shall take such other action reasonably necessary for the release of the Liens created hereby on the Collateral.
     (b) If any Collateral shall be sold, transferred or otherwise disposed of by the Obligor in a transaction permitted by the Facility Agreement, then the Secured Party, at the request and sole expense of the Obligor, shall promptly execute and deliver to the Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby on such Collateral.
8. Governing Law; Jurisdiction; Certain Waivers.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within such State. Any judicial proceeding brought by or against Obligor with respect to any of the Obligations or this Agreement may be brought in any court of competent jurisdiction in such State, and, by execution and delivery of this Agreement, Obligor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of such court and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Obligor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Obligor at its address set forth in Section 10, and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Obligor in the courts of any other jurisdiction. Obligor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Obligor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in The City of New York, State of New York.
     (b) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CAUSE OF ACTION SHALL BE DECIDED BY A COURT

TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
9. Additional Definitions. As used herein:
     (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Obligor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”.
     “Obligations” means:
     (1) the full and prompt payment by Obligor when due of all obligations and liabilities to Secured Party, whether now existing or hereafter arising, under the Financing Documents and the due performance and compliance by Obligor with the terms thereof;
     (2) any and all sums advanced in accordance with the terms of the Financing Documents or applicable law by Secured Party in order to preserve the Collateral or to preserve the Secured Party’s security interest in the Collateral; and
     (3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of Obligor referred to in the immediately preceding clauses (1) and (2) the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by Secured Party of its rights hereunder, together with reasonable and documented attorneys’ fees and court costs.
     “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.
     “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine) or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
     The words “it” or “its” as used herein shall be deemed to refer to individuals and to business entities.
10. Notices. Any communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, return receipt requested, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service, or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered or certified mail, return receipt requested, or by recognized overnight delivery service to the address set forth below, in each case addressed to the applicable party at its address set forth below or at such other address as has been furnished in writing by such party to the other by like notice:
(A)	If to Obligor:

Insulet Corporation 9 Oak Parks Drive Bedford, MA 01730 Attention: P. Anthony Diehl Telecopier: (781) 457-5011

With a courtesy copy to:

Goodwin Procter LLP Exchange Place Boston, MA 02109 Facsimile: (617) 523-1231 Attention: Raymond C. Zemlin Jocelyn M. Arel

(B)	If to Secured Party:

Deerfield Private Design Fund, L.P. 780 Third Avenue, 37th Floor New York, New York 10017 Attention: James E. Flynn Facsimile: (212) 573-8111

Deerfield Private Design International, L.P. 780 Third Avenue, 37th Floor

New York, New York 10017 Attention: James E. Flynn Facsimile: (212) 573-8111

With a courtesy copy to:

Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022-2585 Facsimile: (212) 894-5827 Attention: Robert I. Fisher
     Any requirement under applicable law of reasonable notice by Secured Party to Obligor of any event shall be met if notice is given to Obligor in the manner prescribed above at least five (5) days before (a) the date of such event or (b) the date after which such event will occur.
11. General.
     (a) This Agreement shall be binding upon the assigns or successors of Obligor and shall inure to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns.
     (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
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Dated in New York, New York as of the date first above written.

OBLIGOR: INSULET CORPORATION		SECURED PARTY: DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Duane DeSisto	By:	/s/ James Flynn

	Name: Duane DeSisto		Name James Flynn
	Title: President and Chief Executive Officer		Title General Partner

SECURED PARTY: DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

		By:	/s/ James Flynn

Name James Flynn
Title General Partner

SECURED PARTY: DEERFIELD PARTNERS, L.P.

		By:	/s/ James Flynn

Name James Flynn
Title General Partner

SECURED PARTY: DEERFIELD INTERNATIONAL LIMITED

		By:	/s/ James Flynn

Name James Flynn
Title General Partner